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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 4, 1995

                                MDT CORPORATION
                                ---------------
             (Exact name of registrant as specified in its charter)

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
    Delaware                         0-15308                   87-0287585
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(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)
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Stratford Hall, Suite 200, 1009 Slater Road,
Morrisville, North Carolina                                        27560
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    (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number including area code:  (919) 941-9745

    (Former name or former address, if changed since last report.)
    Not applicable.
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Item 5  Other Events
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     MDT Corporation (the "Company") has announced that it will implement additional cost reduction measures as part of its ongoing reorganization. The measures will be largely implemented in January 1996, and will result in the accrual by the Company of additional severance and other reorganization costs at December 31, 1995.

     The last of the Company's planned reorganization costs will be incurred in the third and fourth quarters of the current fiscal year. Total reorganization costs during the third quarter are expected to approximate $755,000, with approximately $150,000 remaining to be incurred and expensed in the fourth quarter.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MDT CORPORATION


                                          /s/ Thomas M. Hein
                                         --------------------------------------
                                          By:  Thomas M. Hein
                                               Chief Financial Officer


DATED:  December 8, 1995

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